Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of DocuSign, Inc. of our report dated March 26, 2019 relating to the financial statements, which appears in DocuSign, Inc.’s Annual Report on Form 10-K for the year ended January 31, 2019.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 26, 2019